Exhibit 99.1

For Immediate Release

March 26, 2008

SendTec Announces First Closing in Recapitalization

ST. PETERSBURG, Fla.—(BUSINESS WIRE)—SendTec, Inc. (OTCBB:SNDN) (“SendTec”), a Multichannel Customer Marketing Agency, today announced that it has completed the first closing in connection with the recapitalization and restructuring of its Senior Secured Convertible Debentures. At the first closing, $18,361,700 of the original Debentures were exchanged for Series B Preferred Stock and the interest due on the Debentures through November 16, 2007 was paid. In conjunction with this first closing, members of the management team purchased an aggregate of 7,291,666 shares of common stock. The remaining $14,368,300 of Debentures will be exchanged in the future at a second closing as outlined in our press release issued on March 24, 2008.

Paul Soltoff Chairman and CEO stated: “I believe that we now have an opportunity to focus on growing the business and adding value to our shareholders. We look forward to the remainder of 2008 and towards our future in 2009 and beyond. I want to thank everyone involved in the restructuring of SendTec’s secured debt for their hard work and continued commitment to SendTec.”

“I believe that we are now in a more stable financial position that will enable the management team and employees of SendTec to focus on executing our business model while continuing to provide the service our clients have come to expect.”

About SendTec, Inc.

SendTec is a leading customer acquisition ad agency with expertise in multi-channel integrated direct marketing, online and offline. The company builds and leverages technology as an integral part of growing its clients’ businesses. Search engine marketing, direct response television and lead generation are the company’s unique specialties. SendTec is headquartered in St. Petersburg, Florida, with an office in New York City and account representatives serving its clients across the U.S. For more information, go to www.sendtec.com.

Caution Concerning Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof, or comparable terminology, are intended to identify forward-looking statements which include, but are not limited to, statements concerning our expectations regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. SendTec’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including its ability to obtain approval for the proposed increase of its authorized capital or the successful completion of its $5.0 million offering. The statements that are not historical facts contained in this press release are “forward-looking statements” that involve certain risks and uncertainties, including, but not limited to, risks associated with the uncertainty of future financial results, additional financing requirements, change in marketing services mix, adoption of new accounting and reporting methods to report on our various marketing services offerings, development of new products or services, the effectiveness, probability and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending or future legislation and regulation on the electronic marketing industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions and other risks and uncertainties detailed in SendTec’s filings with the Securities and Exchange Commission. Any statements regarding optimism about future periods are “forward-looking statements.”

Contact Information

SendTec, Inc., St. Petersburg

Donald Gould Jr., 727-576-6630 x 140

Chief Financial Officer

http://www.SendTec.com